For Immediate Release

Investor contact:

Stacey Yonkus

212-609-4236

syonkus@liveperson.com

LivePerson Announces Fourth Quarter and Full Year 2011 Financial Results

-- Fourth Quarter Revenue from Business Operations Grew 26%; Total Revenue Increases 22% over Prior Year Period --

-- Fourth Quarter Income from Operations Increases 48% over Prior Year Period --

NEW YORK, February 13, 2012 /PRNewswire/ -- LivePerson, Inc. (Nasdaq: LPSN), a provider of real-time chat, voice and content solutions that increase conversions and improve customer experience, today announced financial results for the fourth quarter and year ended December 31, 2011.

Revenue

Revenue from business operations (B2B) for the fourth quarter was $32.9 million, a 26% increase as compared to the fourth quarter of 2010 and a 7% increase as compared to the third quarter of 2011. Total revenue for the fourth quarter was $36.5 million, a 22% increase from the fourth quarter of 2010, and a 6% sequential increase as compared to the third quarter of 2011.

B2B revenue for the full year was $118.6 million, a 24% increase from 2010. Total revenue, which includes our consumer operations, was $133.1 million for the full year, a 21% increase over 2010.

Revenue from consumer operations for the fourth quarter and full year was $3.6 million and $14.5 million, respectively.

“The fourth quarter was marked by consistently strong growth rates and operating margins as well as solid cash flow generation, which was on par with the year as a whole,” said CEO Robert LoCascio.

“2011 was a noteworthy year for LivePerson as we began to shift from the framework of a single product to a multi-product platform offering our customers even more ways to meaningfully engage their customers. A big focus in 2012 and beyond will be continuing to build on the strength of our core and working to establish LivePerson as a leader in the data intelligence field.”

Customer Expansion

LivePerson added 25 new enterprise and midmarket clients during the quarter, including:

•	BMC Software

•	A leading online travel agency

•	A major utility company in the Northeast

•	A leading provider of property casualty insurance

•	A top motor vehicle manufacturer

The Company also expanded business with:

•	Petco

•	Telefónica O2

•	Aviva

•	Hewlett Packard

•	EDF Energy

•	Royal Bank of Scotland

Net Income

Net income for the fourth quarter of 2011 was $3.9 million or $0.07 per share as compared to $2.7 million or $0.05 per share in the fourth quarter of 2010, and net income of $2.7 million or $0.05 per share in the third quarter of 2011. Net income for the full year was $12.0 million or $0.22 per share, as compared to $9.3 million or $0.18 per share in the prior year.

Adjusted Net Income and Adjusted EBITDA

LivePerson considers adjusted net income and adjusted earnings before other income/(expense), taxes, depreciation, amortization and stock-based compensation (adjusted EBITDA) to be important financial indicators of the Company's operational strength and the performance of its business. These results should be considered in addition to results prepared in accordance with generally accepted accounting principles (GAAP), but should not be considered as a substitute for, or superior to, GAAP results.

A reconciliation of the differences between adjusted EBITDA and adjusted net income, and the most comparable financial measure calculated and presented in accordance with GAAP, is presented under the heading "Reconciliation of Non-GAAP Financial Information to GAAP" immediately following the Condensed Consolidated Statements of Income included below.

The difference between adjusted EBITDA per share, a non-GAAP measure, and GAAP EPS, is interest, taxes, depreciation, amortization, stock-based compensation and other non-cash charges, if any.  The difference between adjusted net income per share and GAAP EPS is amortization of intangible assets and stock-based compensation.

Adjusted net income for the fourth quarter of 2011 was $5.8 million or $0.10 per share, as compared to $4.6 million or $0.09 per share in the fourth quarter of 2010, and $4.8 million or $0.09 per share in the third quarter of 2011. Adjusted net income for the full year was $19.8 million or $0.36 per share, as compared to $15.9 million or $0.30 per share in the prior year.

Adjusted EBITDA for the fourth quarter of 2011 was $9.6 million or $0.17 per share, as compared to $7.9 million or $0.15 per share in the fourth quarter of 2010, and $8.9 million or $0.16 per share in the third quarter of 2011.  Adjusted EBITDA for the full year was $34.0 million or $0.62 per share, as compared to $26.8 million or $0.51 per share in the prior year.

Cash

The Company's cash balance was $93.3 million at December 31, 2011 as compared to $80.9 million as of September 30, 2011, and $61.3 million at December 31, 2010. The Company generated $7.6 million of cash from operations during the fourth quarter.

For the full year, the Company generated $25.1 million of cash from operations, and incurred planned capital expenditures primarily related to the purchase of servers and computer networking equipment and the relocation of its corporate headquarters, resulting in a cash outlay of approximately $7.3 million.

Financial Expectations

Following is the Company's current expectation for financial and operating performance:

First Quarter 2012

•	Revenue of $37.0 - $37.5 million

•	Adjusted EBITDA of $0.15 - $0.17 per share

•	Adjusted net income per share of $0.08 - $0.10

•	GAAP EPS of $0.04 - $0.06

•	Fully diluted share count of approximately 56 million

Full Year 2012

•	Revenue of $160 - $165 million

•	Adjusted EBITDA of $0.66 - $0.70 per share

•	Adjusted net income per share of $0.40 - $0.44

•	GAAP EPS of $0.21 - $0.25

•	Fully diluted share count of approximately 57 million

Other Full Year 2012 Assumptions

•	Amortization of intangibles of approximately $0.5 million

•	Stock-compensation expense of approximately $10.5 million

•	Depreciation of approximately $8.5 million

•	Effective tax rate of approximately 37%

•	Cash tax rate of approximately 37%

•	Capital expenditures of approximately $10 million

Stock-Based Compensation

Included in the accompanying financial results are expenses related to stock-based compensation, as follows (in thousands):

	3 months ended	Year ended
	December 31, 2011	December 31, 2011
Cost of revenue	$265	$1,023
Product development	404	1,703
Sales and marketing	463	1,668
General and administrative	689	2,377
Total	$1,821	$6,771

Amortization of Intangible Assets

Included in the accompanying financial results are expenses related to the amortization of intangible assets, as follows (in thousands):

	3 months ended	Year ended
	December 31, 2011	December 31, 2011
Cost of revenue	$0	$920
General and administrative	77	109
Total	$77	$1,029

Earnings Teleconference and Video Discussion Information

The Company will discuss its fourth quarter and full year 2011 financial results during a teleconference today, February 13, 2012, at 5:00 p.m. EST. To participate via telephone domestic callers (U.S. and Canada) should dial 877-507-3684, while International callers should dial 706-634-9559, both should reference the conference ID "49460448." The conference call will also be simulcast live on the Internet and can be accessed by logging onto the investor relations section of the Company’s web site at http://www.liveperson.com/about/ir.

If you are unable to participate on the live call, the teleconference will be available for replay approximately two hours after the call. To access the replay, please call 855-859-2056 (U.S. and Canada) or 404-537-3406 (international). Please reference the conference ID "49460448."

The Company will also post a video discussion of its fourth quarter and full year 2011 results on YouTube. To view, click on the following link: http://www.youtube.com/user/myliveperson.

About LivePerson

LivePerson, Inc. (Nasdaq: LPSN) offers a cloud-based platform that enables businesses to proactively connect in real-time with their customers via chat, voice, and content delivery at the right time, through the right channel, including websites, social media, and mobile devices. This "intelligent engagement" is driven by real-time behavioral analytics, producing connections based on a true understanding of business objectives and customer needs.

More than 8,500 companies rely on LivePerson's platform to increase conversions and improve customer experience, including Hewlett-Packard, IBM, Microsoft, Verizon, Sky, Walt Disney, PNC, QVC and Orbitz.

LivePerson received the CODiE award for Best Ecommerce Solution in 2011, and has been named one of America's 25 Fastest-Growing Tech Companies by Forbes in 2011 and a Company of the Year by Frost and Sullivan in 2011. LivePerson is headquartered in New York City with offices in San Francisco, Tel Aviv, Atlanta, London and Melbourne, Australia.

For more information, please visit www.liveperson.com.

Non-GAAP Financial Disclosure

Investors are cautioned that the adjusted EBITDA, or earnings/(loss) before other income/(expense), taxes, depreciation, amortization and stock-based compensation, and adjusted net income, or net income excluding amortization of intangible assets and stock-based compensation, information contained in this press release are not financial measures under generally accepted accounting principles. In addition, they should not be construed as alternatives to any other measures of performance determined in accordance with generally accepted accounting principles, or as indicators of our operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that they fail to address. We present this financial information because we believe that it is helpful to some investors as a measure of our performance. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our current results with our results from other reporting periods and with the results of other companies.

Safe Harbor Provision

Statements in this press release regarding LivePerson that are not historical facts are forward-looking statements and are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Any such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. It is routine for our internal projections and expectations to change as the quarter and year progresses, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change. Although these expectations may change, we are under no obligation to inform you if they do. Actual events or results may differ materially from those contained in the projections or forward-looking statements. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: potential fluctuations in our quarterly and annual results; the adverse effect that the global recession may have on our business; competition in the real-time sales, marketing, customer service and online engagement solutions market; our ability to retain existing clients and attract new clients; risks related to new regulatory or other legal requirements that could materially impact our business; impairments to goodwill that result in significant charges to earnings; volatility of the value of certain currencies in relation to the US dollar, particularly the New Israeli Shekel, U.K. pound and Euro; risks related to our international operations, particularly our operations in Israel, and the civil and political unrest in that region; responding to rapid technological change and changing client preferences; our ability to retain key personnel and attract new personnel; risks related to the operational integration of acquisitions; technology systems beyond our control and technology-related defects that could disrupt the LivePerson services; privacy concerns relating to the Internet that could result in new legislation or negative public perception; risks related to the regulation or possible misappropriation of personal information; legal liability and/or negative publicity for the services provided to consumers via our technology platforms; risks related to protecting our intellectual property rights or potential infringement of the intellectual property rights of third parties; and risks related to our common stock being traded on more than one market, which may result in additional variations in the trading price of our common stock. This list is intended to identify only certain of the principal factors that could cause actual results to differ from those discussed in the forward-looking statements. Readers are referred to the reports and documents filed from time to time by us with the Securities and Exchange Commission for a discussion of these and other important risk factors that could cause actual results to differ from those discussed in forward-looking statements.

LivePerson, Inc.
Condensed Consolidated Statements of Income
(In Thousands, Except Share and Per Share Data)
Unaudited

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
Revenue	$36,509	$29,935	$133,089	$109,862

Operating expenses:
Cost of revenue	8,047	8,235	33,195	29,640
Product development	5,563	4,257	20,222	15,711
Sales and marketing	10,738	8,404	38,884	32,835
General and administrative	6,008	4,931	21,044	17,077
Amortization of intangibles	77	11	109	259
Total operating expenses	30,433	25,838	113,454	95,522

Income from operations	6,076	4,097	19,635	14,340

Other expense, net	(117)	(43)	(485)	(7)

Income before provision for income taxes	5,959	4,054	19,150	14,333

Provision for income taxes	2,083	1,312	7,112	5,074

Net income	$3,876	$2,742	$12,038	$9,259

Basic net income per common share	$0.07	$0.05	$0.23	$0.18

Diluted net income per common share	$0.07	$0.05	$0.22	$0.18

Weighted average shares outstanding used in basic net
income per common share calculation	53,563,396	51,133,917	52,876,999	50,721,880

Weighted average shares outstanding used in diluted net
income per common share calculation	55,756,350	53,831,339	55,008,742	52,907,541

LivePerson, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In Thousands, Except Share and Per Share Data)
Unaudited

Unaudited Supplemental Data

The following information is not a financial measure under generally accepted accounting principles (GAAP). In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present this financial information because we believe that it is helpful to some investors as one measure of our operations. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our results with our results from other reporting periods and with the results of other companies.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
Net income in accordance with generally
accepted accounting principles	$3,876	$2,742	$12,038	$9,259
Add/(less):
(a) Amortization of intangibles	77	318	1,029	1,486
(b) Stock-based compensation	1,821	1,539	6,771	5,142
(c) Depreciation	1,634	1,903	6,563	5,791
(d) Provision for income taxes	2,083	1,312	7,112	5,074
(e) Other expense, net	117	43	485	7
Adjusted EBITDA (1)	$9,608	$7,857	$33,998	$26,759
Diluted Adjusted EBITDA per common share	$0.17	$0.15	$0.62	$0.51
Weighted average shares used in diluted adjusted EBITDA
per common share	55,756,350	53,831,339	55,008,742	52,907,541
Net income in accordance with generally
accepted accounting principles	$3,876	$2,742	$12,038	$9,259
Add:
(a) Amortization of intangibles	77	318	1,029	1,486
(b) Stock-based compensation	1,821	1,539	6,771	5,142
Adjusted net income	$5,774	$4,599	$19,838	$15,887
Diluted adjusted net income per common share	$0.10	$0.09	$0.36	$0.30
Weighted average shares used in diluted adjusted net income
per common share	55,756,350	53,831,339	55,008,742	52,907,541

Adjusted EBITDA	$9,608	$7,857	$33,998	$26,759
Add/(less):
(a) Changes in operating assets and liabilities	(132)	585	(1,849)	(7,127)
(b) Provision for doubtful accounts	60	101	290	166
(c) Provision for income taxes	(2,083)	(1,312)	(7,112)	(5,074)
(d) Deferred income taxes	291	694	234	832
(e) Other expense, net	(117)	(43)	(485)	(7)
Net cash provided by operating activities	$7,627	$7,882	$25,076	$15,549

(1) Earnings/(loss) before other income/(expense), taxes, depreciation, amortization, stock-based compensation and other non-cash charges.

LivePerson, Inc.
Condensed Consolidated Balance Sheets
(In Thousands)
Unaudited

	December 31, 2011	December 31, 2010
ASSETS

Current assets:
Cash and cash equivalents	$93,278	$61,336
Accounts receivable, net	20,999	16,491
Prepaid expenses and other current assets	5,390	6,341
Deferred tax assets, net	2,342	1,529
Total current assets	122,009	85,697

Property and equipment, net	13,879	12,762
Intangibles, net	1,095	2,124
Goodwill	24,090	24,015
Deferred tax assets, net	2,829	3,876
Deferred implementation costs, net of current	247	164
Security deposits	356	499
Other assets	1,546	2,006
Total assets	$166,051	$131,143

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$8,258	$6,416
Accrued expenses	12,019	12,111
Deferred revenue	5,378	5,570
Total current liabilities	25,655	24,097

Deferred revenue, net of current	1,152	513
Other liabilities	1,546	1,890
Total liabilities	28,353	26,500

Commitments and contingencies

Total stockholders' equity	137,698	104,643
Total liabilities and stockholders' equity	$166,051	$131,143